UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2015

Continental Cement Company, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-187556-38	27-2594654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 Swingley Ridge Road

Suite 230

Chesterfield, Missouri 63017

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (636) 532-7440

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2015, the sole member of Continental Cement Company, L.L.C. (the “Company”) amended and restated the Amended and Restated Limited Liability Company Agreement of the Company, as amended by the First Amendment to Amended and Restated Limited Liability Company Agreement of the Company, by entering into the Second Amended and Restated Limited Liability Agreement of the Company (as so amended and restated, the “LLC Agreement”) to reflect the fact that the Company is now a 100%-owned indirect subsidiary of Summit Materials Holdings, L.P., as previously reported by the Company on March 20, 2015, and is now a member-managed limited liability company managed by its sole member. The amendment and restatement of the Amended and Restated Limited Liability Company Agreement, among other things, also resulted in the dissolution of the board of directors of the Company and the departure of each of the directors of the Company. None of the directors departed as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The foregoing description is qualified in its entirety by the terms of the LLC Agreement, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Limited Liability Company Agreement of Continental Cement Company, L.L.C., dated as of April 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2015	CONTINENTAL CEMENT COMPANY, L.L.C.

	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Secretary